Exhibit 10.88

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AGREEMENT

This Supply Agreement (this “Agreement”) is made as of November 19, 2008 (the “Effective Date”) between BHS Acquisition, LLC, a limited liability company organized under the laws of the State of Utah (hereinafter “SUPPLIER”) and HOKU MATERIALS, INC., a Delaware corporation (hereinafter “HOKU”).  SUPPLIER and HOKU are sometimes referred to in this Agreement as the “Parties” or individually as a “Party”.

Recitals

Whereas, SUPPLIER desires to supply Product (as defined below) to HOKU for use in HOKU’s polysilicon production process beginning in the second quarter of calendar year 2009, and HOKU desires to purchase such Product from SUPPLIER;

NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties hereby agree as follows:

Agreement

1.           Definitions.

The following terms used in this Agreement shall have the meanings set forth below:

1.1.           “Affiliate” shall mean, with respect to either Party to this Agreement, any entity that is controlled by or under common control with such Party.

1.2.           “Agreement” shall mean this Supply Agreement and all appendices annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof.

1.3.           “Business Day” shall mean Monday through Friday, excluding United States federal holidays.

1.4.           “First Shipment Date” shall mean June 30, 2009, which shall be the date on which the first delivery of Guaranteed Weekly Quantity of Products is delivered to the Hoku Facility in accordance with the terms of this Agreement.

1.5.           “Guaranteed Weekly Quantity of Product” shall mean [*] metric tons of Product, except that for the first four weeks of the Agreement, the Guaranteed Weekly Quantity of Product shall be [*] metric tons.

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

1.6.           “HOKU Facility” shall mean HOKU’s polysilicon production facility located at One Hoku Way, Pocatello, Idaho USA.

1.7.           “Product” shall mean 22° Bé Hydrochloric Acid (HCl), commonly known as muriatic acid, that meets the Product Specifications.

1.8.           “Product Specifications” shall mean the quality and other specifications for the Products as set forth on Appendix 2 to this Agreement.

1.9.           “Term” shall mean the period during which this Agreement is in effect, as more specifically set forth in Section 7.1 of this Agreement.

1.10.           “Year” shall mean each of the twelve-month periods commencing on the First Shipment Date.

2.           Ordering; Supply; Shipment & Delivery Obligations.

2.1.           HOKU hereby agrees to purchase from SUPPLIER, and SUPPLIER agrees to sell to HOKU each week beginning on the First Shipment Date, through the expiration or earlier termination of this Agreement pursuant to Section 8 below, the Guaranteed Weekly Quantity of Product.  The Product will be shipped in the weekly volumes and invoiced at the prices set forth in Appendix 1 to this Agreement (the “Shipping and Pricing Schedule”).   After the first Year, the pricing for each subsequent year will be freely negotiated in good faith for each such Year.  If the Parties are unable to agree on the price at least 60 days prior to the beginning of the applicable Year, then either Party shall have the right to terminate this Agreement without penalty, and following such termination in writing, both Parties shall be released from any further obligations under this Agreement, except for any obligations related to past or pending shipments in the then-current Year.

2.2.           The entire Guaranteed Weekly Quantity of Product shall be delivered to the Hoku Facility by the last Business Day of each week (the “Weekly Shipment Date”) following the First Shipment Date, in shipments of not less than [*] pounds of Product; provided, however, that the Parties may agree to modify the daily delivery schedule within any given week without the need for formal written amendment of the Agreement as long as any change to the delivery schedule is made between an authorized party from each company.

2.3.           If SUPPLIER does not supply to HOKU the Guaranteed Weekly Quantity of Product pursuant to Section 2.1 within [*] of any Weekly Shipment Date, SUPPLIER will incur a purchase price adjustment applicable to the delayed week’s shipments only.  This purchase price adjustment does not apply to any future shipments.  This purchase price adjustment shall be [*] of the value of the respective delayed Product for each day or part thereof that the Product shipment is delayed beyond the [*] grace period, up to a maximum purchase price adjustment of [*].  Any purchase price adjustments incurred as a result of this Section 2.3 may be off-set by HOKU against payment of any invoice.  For the avoidance of doubt, the purchase price adjustment shall not be considered to be either a penalty or liquidated damages.

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

2.4.           In addition to, and cumulative with, the purchase price adjustment and remedies mentioned in Section 2.3  of this Agreement, if SUPPLIER fails to deliver to HOKU the Guaranteed Weekly Quantity of Product pursuant to Section 2.1 above within [*] of the applicable Weekly Shipment Date, HOKU may, in its sole discretion, and after providing written notice to SUPPLIER, choose to forego delivery of the delayed Product.  If HOKU elects to forego delivery of the delayed Product pursuant to this Section 2.4, then HOKU may purchase the undelivered quantity of Product from any other vendor of its choosing for any time frame for which Supplier is unable to supply, and SUPPLIER shall be required to reimburse or credit HOKU for the difference between what HOKU would have paid to SUPPLIER for that Product (before applying any purchase price adjustment to which HOKU would have been entitled to for that delivery), and the net costs HOKU actually incurs in obtaining the replacement Product; provided, however, that HOKU shall use commercially reasonable efforts to pay not more than the then-current market price for such replacement Products.

2.5.           All shipments shall be [*] (INCOTERMS 2000) HOKU’s facility at One Hoku Way Pocatello, Idaho.

2.6.             HOKU shall have the option, during the term of this Agreement, to construct the infrastructure needed for delivery of the Product to the HOKU Facility by rail at Hoku’s sole discretion and cost.  If HOKU constructs this infrastructure, and if rail shipment would provide transportation cost savings to SUPPLIER, then HOKU may require, with no less than 180 days’ written notice, that SUPPLIER  ship the PRODUCT by rail and credit HOKU with a per-ton purchase price adjustment in the amount of [*] of SUPPLIER’s cost savings per ton.  If HOKU and SUPPLIER cannot agree on the amount of SUPPLIER’s cost savings, then HOKU may, at its sole expense, hire an independent auditor to determine SUPPLIER’s cost savings, and the decision of that independent auditor shall be binding on the Parties.

2.7.           HOKU may at any time reduce the Guaranteed Weekly Quantity of Product by providing 30 days’ prior written notice to SUPPLIER.  In the event that such decrease reduces the number of SUPPLIER’s leased rail cars that SUPPLIER can utilize for the applicable shipments, HOKU shall be liable for the actual monthly lease expense for the unused rail cars, which SUPPLIER estimates to be [*] per car per month (the “Railcar Lease”) through the term of this Agreement; provided, however, that SUPPLIER shall use commercially reasonable efforts to sublease or assign such leases, or otherwise cover its lease costs, in which case HOKU shall only be liable for the difference between the Railcar Lease and such amounts recovered, if any.

3.           Payments & Advances.

3.1.           SUPPLIER shall invoice HOKU, once per month, for all of the Guaranteed Weekly Quantities of Product delivered to HOKU during that month.  Taxes, customs and duties, if any, will be identified as separate items on SUPPLIER invoices. All invoices shall be sent to HOKU’s notice address provided in this Agreement.  Payment terms for all invoiced amounts shall be [*] from the date of invoice.  All payments shall be made in U.S. Dollars via wire transfer.  If payments are not received within [*], SUPPLIER will notify Hoku.  Should payment not be received within [*] after notification, SUPPLIER will have the right to suspend shipments.

3.2.           The prices for the Products do not include any excise, sales, use, import, export or other similar taxes, which taxes will be separately identified on invoices and paid by HOKU, provided that HOKU is legally or contractually obliged to pay such taxes.  SUPPLIER and HOKU will work together to Legally minimize the possibility of taxes, but if there are any assessed, SUPPLIER shall promptly remit to HOKU in full any such taxes paid by HOKU which are refunded to SUPPLIER in whole or in part.  Supplier shall be responsible for all transportation charges, duties or charges for shipping and handling; thus, the price for the Products set forth in Appendix 1 includes any and all such charges.

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

3.3.           Notwithstanding SUPPLIER’s obligation to pay all transportation charges associated with shipment and delivery of the Products pursuant to Sections 2.5 and 3.2 above, SUPPLIER shall invoice HOKU for any additional costs it incurs in shipping Products to HOKU which are directly attributable to increases in the cost of fuel per the BHS Marketing-Nampa Fuel Surcharge Program.  If the fuel-related costs incurred by SUPPLIER in shipping Products decrease, then SUPPLIER shall credit HOKU in the amount of the difference between its costs as of the Effective Date and its then-current costs.  In addition, if the Product is shipped to HOKU by rail, SUPPLIER may also invoice HOKU for any additional rail rate or rail fuel surcharges it incurs in shipping Product to HOKU.

4.           Product Quality Guarantee.

4.1.           SUPPLIER warrants to HOKU that the Products shall meet the Product Specifications. For each shipment during the first Year, this warranty shall survive for [*] days after the applicable delivery date, and for each shipment after the first Year, this warranty shall survive for [*] days after the applicable delivery date (the “Warranty Period”), given that the product integrity is protected by Hoku during the product storage and use process.  If Hoku stores or processes the product in a manner inconsistent with recommended industry practices (e.g. using materials of construction not recommended for the storage and handling of Hydrochloric Acid 22 degree), SUPPLIER warranty shall be void.  SUPPLIER warrants that the Products shall be free of all liens, mortgages, encumbrances, security interests or other claims or rights.  SUPPLIER will, upon prompt notification and compliance with SUPPLIER’s instructions, refund or replace any Product which does not meet the Product Specifications, and HOKU shall comply with the inspection and return goods policy described in Section 5 below with respect to such Products.  No employee, agent or representative of SUPPLIER has the authority to bind SUPPLIER to any oral representation or warranty concerning the Products.  Any oral representation or warranty made prior to the purchase of any Product and not set forth in writing and signed by a duly authorized officer of SUPPLIER shall not be enforceable by HOKU.  Any disagreement between the Parties regarding the Product Specifications shall be resolved by a third party testing lab that is chosen from among the labs set forth on Appendix 3 (the “Independent Labs”).  If the Parties are unable to agree on which of the Independent Labs should conduct the testing, then each Party shall choose one of the Independent Labs, and those two Independent Labs shall choose a third lab to conduct the testing.  The results of the independent lab shall be final and binding on the Parties.  All costs associated with the independent lab testing, including, without limitation, transportation costs, and lab fees, shall be borne by the non-prevailing Party.

4.2.           SUPPLIER EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.  SUPPLIER’s sole responsibility and HOKU’s exclusive remedy for any warranty claim arising out of the purchase of any Product is a refund or replacement, as described above.  In no event shall SUPPLIER’s liability for breach of warranty exceed the purchase price paid therefor; nor shall SUPPLIER be liable for any claims, losses or damages of any individual or entity or for lost profits or any special, indirect, incidental, consequential, or exemplary damages, arising as a result of a breach of warranty, even if SUPPLIER has been advised of the possibility of such damages.  None of the limitations in this paragraph, however, will prevent either party from exercising any remedies to which they may be entitled under Section 2.4, 3, 5, 8.2, or 8.2.5.

5.           Inspection and Return Goods Policy.

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

5.1.           An inspection of each shipment of Product shall be made by HOKU in accordance with sound business practice upon the delivery of the Product, and in no case later than 30 days after delivery at the HOKU Facility. HOKU shall inform SUPPLIER promptly, and in no case later than 30 days after delivery of Product, in case of any obvious damages or other obvious defects to the Product which HOKU discovers under the inspection of appearance.

5.2.           HOKU shall perform final inspection of the Product upon introducing the Product into HOKU’s production process. Such inspection shall take place during the Warranty Period, if at all.  If the Product does not meet the Product Specifications, HOKU shall notify SUPPLIER in writing without undue delay after the inspection and, together with the notification, submit documentary evidence of the result of the final inspection whereupon HOKU shall have the right to immediately return the Products to SUPPLIER at SUPPLIER’s sole expense for replacement or a refund.  SUPPLIER reserves the right to reverse any credit issued to HOKU if, upon return, such Product is determined by a predetermined third party to meet the Product Specifications.

6.           Indemnification.

6.1.           SUPPLIER agrees to indemnify and hold harmless HOKU and its officers, directors, employees and agents from and against any and all liabilities (including tort, negligence and strict liability), obligations, losses, damages, costs, claims, judgments, suits and all legal proceedings, and any and all costs and expenses in connection therewith, including reasonable attorneys’ fees, of whatever kind or nature (“Claims”) imposed on Hoku, SUPPLIER’s production of the Product, and HOKU’s use of the Product in its polysilicon production process, except to the extent caused by HOKU’s negligence, use of the product in a means other than those that are accepted industry practices, or intentional acts or omissions including, without limitation, claims for injury or death of persons or damage to property.

6.2.           HOKU agrees to indemnify and hold harmless SUPPLIER and its officers, directors, employees and agents from and against any and all Claims arising out of HOKU’s breach of this Agreement, HOKU’s use of the Product in its polysilicon production process, HOKU’s use of the Product in a means other than those that are accepted by industry practices, or HOKU’s intentional acts or omissions, including, without limitation, claims for injury or death of persons or damage to property, except in all cases, to the extent caused by SUPPLIER’s negligence, intentional acts or omissions.

7.           Term.

7.1.           The term of this Agreement shall begin on the Effective Date and, unless previously terminated as hereinafter set forth, shall remain in force for a period of eight (8) Years.  This Agreement will be automatically extended for periods of one (1) year unless either party notifies the other within 180 days prior to the end of the original agreement or any extension period thereof.

8.           Termination and Remedies.

8.1.           HOKU may terminate this agreement after written notice to SUPPLIER, if, at any time within a given twelve month period, SUPPLIER has, on three separate occasions, or on two consecutive occasions, delivered a Guaranteed Weekly Quantity of Product to HOKU that is either more than ten (10) days late, or that materially fails to conform to the Product Specifications.  HOKU may also terminate this agreement if SUPPLIER fails to deliver any Guaranteed Weekly Quantity of Product within thirty (30) days of the Weekly Shipment Date for that delivery.

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

8.2.           Either  Party may, upon written notice to the other Party, and in addition to its rights and remedies provided under this Agreement or any other agreement executed in connection with this Agreement and at law or in equity, terminate this Agreement in the event of any of the following:

8.2.1.                      Upon a material breach of the other Party to this Agreement, and failure of the other Party to cure such material breach within thirty (30) days after written notice thereof; provided, however, that such cure period shall not modify or extend the 10-day cure period for SUPPLIER’s delivery obligations pursuant to Section 2.3 above, nor shall it apply to or alter HOKU’s termination rights under Section 8.2, above; and provided, further that such thirty (30) day cure period shall not apply to HOKU’s failure to make any payment to SUPPLIER pursuant to this Agreement.  In the event of HOKU’s failure to make payment on the 15-day payment terms set forth in Section 3.1 hereof, termination by SUPPLIER shall require Hoku to cure such material breach with 5 days after written notice.  A “material breach” of this Agreement shall include (i) the breach of any material term of this Agreement, including any of the representations or warranties set forth in Section 10 of this Agreement; and (ii) the repeated or continuous breach of any term of this Agreement, which breach materially adversely affects the non-breaching Party.

8.2.2.                      Upon the voluntary or involuntary initiation of bankruptcy or insolvency proceedings against the other Party; provided, that for an involuntary bankruptcy or insolvency proceeding, the Party subject to the proceeding shall have sixty (60) working days within which to dissolve the proceeding or demonstrate to the terminating Party’s satisfaction the lack of grounds for the initiation of such proceeding;  Should Buyer be involved with a voluntary or involuntary bankruptcy or insolvency proceeding, all shipments after such filing such be delivered with payment terms of COD.

8.2.3.                      If the other Party (i) becomes unable, or admits in writing its inability, to pay its debts generally as they mature, (ii) becomes insolvent (as such term may be defined or interpreted under any applicable statute); or

8.2.4.                      In accordance with the provisions of Section 9 below.

8.2.5.                      In accordance with the provisions of Section 2.1 above if the Parties are unable to agree on pricing for a subsequent year.

8.3.           Apart from the purchase price adjustment and reimbursement provisions discussed in Section 2.4, above, neither Party shall be liable to the other Party for any special, consequential, or liquidated damages for breach of this agreement, except, however, that if HOKU terminates this Agreement pursuant to Section 8.1, then SUPPLIER shall be liable to HOKU, for the remainder of the Term specified in Section 7 of this Agreement, or under any subsequent written extension of this agreement, for any additional costs that HOKU incurs in obtaining the Guaranteed Weekly Quantity of Product from any other vendor or vendors, above what HOKU would have paid to SUPPLIER for the same amount of Product under the Pricing and Shipping Schedule.

8.4.           Upon the expiration or termination of this Agreement howsoever arising and subject always to the provisions of Section 8.5 below, the following Sections shall survive such expiration or termination: Sections 1 (Definitions); Section 4 (Product Quality Guarantee), Section 5 (Inspection and Return Goods Policy); Section 7 (Term); Section 8 (Termination and Remedies); and Section 10 (General Provisions).

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

8.5.           Upon expiration or termination of this Agreement for any reason, all outstanding Orders placed prior to such expiration or termination shall be completed by SUPPLIER and for this purpose and to that extent, the provisions of this Agreement shall continue in full force and effect. The foregoing shall not apply for the Order(s) that is (are) terminated at the same time as the Agreement.

9.            Force Majeure.

9.1.           Neither Party shall be liable to the other Party for failure of or delay in performance of any obligation under this Agreement, directly, or indirectly, owing to acts of God, war, war-like condition, embargoes, riots, strike, lock-out and other events beyond its reasonable control which were not reasonably foreseeable and whose effects are not capable of being overcome without unreasonable expense and/or loss of time to the affected Party (i.e., the Party that is unable to perform). If such failure or delay occurs, the affected Party shall notify the other Party of the occurrence thereof as soon as possible, and the Parties shall discuss the best way to resolve the event of force majeure. If the performance of SUPPLIER is delayed for Force Majeure for a cumulative period of thirty (30) days or more, SUPPLIER will use commercially reasonable efforts to transition its delivery of the Products for the duration of the Force Majeure to an alternate source (which may be a competitor).  If the conditions of force majeure apply for a period of more than sixty (60) days, and, in the event that SUPPLIER is the affected Party, if SUPPLIER has not transitioned its delivery pursuant to the previous sentence, then the non-affected Party shall be entitled to terminate this Agreement by written notice to the other Party.

10.           Representations and Warranties.

10.1.           SUPPLIER and HOKU each represent and warrant to the other Party the following:

10.1.1.                      This Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies, and (iii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing .

10.1.2.                      Such Party has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action by such party’s shareholders and board of directors, to the extent such authorization is required by such party’s governing documents, or by applicable law, code, rule or regulation.

10.1.3.                      Neither the execution and delivery of this Agreement by such Party nor the consummation of the transactions contemplated hereby, will conflict in any respect with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation or acceleration under, any provision of (i) the certificate of formation and  operating agreement of such Party; (ii) any company resolution of such Party; (iii) any contract to which such Party is a party or by which any of the properties or assets of such Party are bound; (iv) any order applicable to such Party or by which any of the properties or assets of such Party are bound; or (v) any law or regulation applicable to such Party.

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

10.1.4.                      Such Party is not and will not be required to obtain any consent from any third party in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

10.2.           SUPPLIER further represents and warrants to HOKU that SUPPLIER has, and will continue to have during the term of this Agreement, the capacity to manufacture or otherwise procure the Guaranteed Weekly Quantity of Product from a secure source, and the capacity to deliver such Product to HOKU according to the Shipping and Pricing Schedule set forth in Appendix 1.

11.           General Provisions.

11.1.           This Agreement shall be construed under and governed by the laws of the State of Idaho, U.S.A.  In any legal proceeding between the Parties that is brought to enforce this agreement, or arising out of this Agreement, the prevailing party shall be entitled to its legal fees, costs, and other expenses.

11.2.           Upon notice from one Party to the other of a material breach of this Agreement under Section 8.1 or Section 8.2.1 of this Agreement, the Parties agree to hold a meeting within fifteen (15) days of receipt of such notice with at least one (1) representative from each Party who has decision-making authority for such company. At this meeting, the Parties will attempt to resolve the dispute in good faith. If, after the meeting, the dispute has not been resolved, only then may a Party resort to litigation. Any proceeding to enforce or to resolve disputes relating to this Agreement shall be brought in Idaho, USA. In any such proceeding, neither Party shall assert that such a court lacks jurisdiction over it or the subject matter of the proceeding.

11.3.           Each Party may assign this Agreement to any of its Affiliates that have the ability to perform the obligations of this Agreement, and HOKU may assign its rights under this Agreement to any collateral agent as collateral security for HOKU’s secured obligations in connection with the financing a HOKU Facility, without the consent of SUPPLIER.  Except as stated in the previous sentence, neither HOKU nor SUPPLIER may assign this Agreement to a third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, an assignment of this Agreement by either Party in connection with a merger, acquisition, or sale of all or substantially all of the assets or capital stock of such Party shall not require the consent of the other Party.  If this Agreement is assigned effectively to a third party, this Agreement shall bind upon successors and assigns of the Parties hereto.

11.4.           Except as provided elsewhere in this Agreement, a notice is effective only if the Party giving or making the notice has complied with this Section 11.4 and if the addressee has received the notice. A notice is deemed to have been received as follows:

(a)	If a notice is delivered in person, or sent by registered or certified mail, or nationally or internationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

(b)
If a notice is sent by facsimile, upon receipt by the Party giving the notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number; or

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

(c)
If a notice is sent by e-mail, upon receipt by the Party giving the notice of an acknowledgement or transmission report indicating that the e-mail was sent in its entirety to the addressee’s e-mail address.

Each Party giving a notice shall address the notice to the appropriate person at the receiving Party at the address listed below or to a changed address as the Party shall have specified by prior written notice:

HOKU:

HOKU MATERIALS, INC.
One Hoku Way
Pocatello, Idaho 83201 USA
Attn:  Mr. Karl Taft, CTO
E-mail:  ktaft@hokusci.com
Facsimile:  +1 (808) 440-0357

With a copy to:

HOKU SCIENTIFIC, INC.
1288 Ala Moana Blvd., Suite 220
Honolulu, Hawaii 96814
Attn:  Mr. Dustin Shindo, CEO
E-mail:  dshindo@hokusci.com
Facsimile:  +1 (808) 440-0357

SUPPLIER:

BHS Acquisitions, LLC
1717 E Fargo Ave
Nampa, ID  83687
Attn:  Michael T. Merlo
E-mail:  MTMerlo@aol.com
Facsimile: 208-466-8989

Copy to:

BHS Marketing LLC
2320 W Indiana Ave
Salt Lake City, UT  84104
Attn:  Bruce Schechinger
E-mail:  BHSCHECH@aol.com
Facsimile: 801-973-8838

11.5.           The waiver by either Party of the remedy for the other Party’s breach of or its right under this Agreement will not constitute a waiver of the remedy for any other similar or subsequent breach or right.

11.6.           If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall continue with the same force and effect as if such unenforceable or invalid provisions had not been inserted in this Agreement.

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

11.7.           No changes, modifications or alterations to this Agreement shall be valid unless reduced to writing and duly signed by respective authorized representatives of the Parties.

11.8.           No employment, agency, trust, partnership or joint venture is created by, or shall be founded upon, this Agreement. Each Party further acknowledges that neither it nor any Party acting on its behalf shall have any right, power or authority, implied or express, to obligate the other Party in any way.

11.9.           Neither Party shall make any announcement or press release regarding this Agreement or any terms thereof without the other Party’s prior written consent; provided, however, that the Parties will work together to issue a joint press release within two (2) days after execution of this Agreement.  Notwithstanding the foregoing, either Party may publicly disclose the material terms of this Agreement pursuant to the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, or other applicable law; provided, however, that the Party being required to disclose the material terms of this Agreement shall provide reasonable advance notice to the other Party, and shall use commercially reasonable efforts to obtain confidential treatment from the applicable governing entity for all pricing and technical information set forth in this Agreement.

11.10.                      This Agreement constitutes the entire agreement between the Parties and supersedes all prior proposal(s) and discussions, relative to the subject matter of this Agreement and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement.

11.11.                      The headings are inserted for convenience of reference and shall not affect the interpretation and or construction of this Agreement.

11.12.                      Words expressed in the singular include the plural and vice-versa.

11.13.                      This Agreement may be executed in one or more counterparts, including counterparts transmitted by telecopier, telefax or email PDF, which taken together shall constitute one and the same legally binding instrument.

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________

IN WITNESS WHEREOF, the Parties have executed this Supply Agreement as of the date first set forth above.

HOKU:		SUPPLIER:

HOKU MATERIALS, INC.		BHS ACQUISITIONS, LLC

By:	/s/ Dustin Shindo	By:	/s/ Michael T. Merlo

Name:	Dustin Shindo	Name:	Michael T. Merlo

Title:	Chief Executive Officer	Title:	Vice President
Authorized Signatory		Authorized Signatory

Signature Page to Supply Agreement

Appendix 1
Shipping and Pricing Schedule

Year	Total Annual Quantity of Product	Guaranteed Weekly Quantity of Product	Weekly Delivery Date	DEQ Price ($/ton)
1	[*]	[*]	Last Business Day of each week	$257.20
2	[*]	[*]	Last Business Day of each week	**
3	[*]	[*]	Last Business Day of each week	**
4	[*]	[*]	Last Business Day of each week	**
5	[*]	[*]	Last Business Day of each week	**
6	[*]	[*]	Last Business Day of each week	**
7	[*]	[*]	Last Business Day of each week	**
8	[*]	[*]	Last Business Day of each week	**

*Except for the first four deliveries of product, for which the Guaranteed Weekly Quantity of Product shall be [*]

**Pricing to be negotiated pursuant to Section 2.1 of the Agreement.

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________
Appendix 2 to Supply Agreement

Appendix 2
Product Specifications

22º Bé Muriatic Acid
(HCL)

BURNER GRADE

COMPONENT	SPECIFICATIONS
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________
Appendix 2 to Supply Agreement

Appendix 3

Independent Labs

Analytical Laboratories, Inc.
1804 N 33RD
Boise, ID 83703
1-800-574-5773
1-208-342-5515

Anatek Laboratories
1282 Alturas Drive
Moscow, ID  83843
208-883-2839

DataChem Laboratories, Inc.
960 W. LeVoy Drive
Salt Lake City, UT 84123
801-266-7700

Edge Analytical Laboratories
1620 S Walnut Street
Burlington, WA 98233
Burlington Office
(360) 757-1400

HOKU Initials & Date ____DS 11/19/08	SUPPLIER Initials & Date ___MTM 11/19/08___________________
Appendix 2 to Supply Agreement